Exhibit 10.42

                    AMENDED AND RESTATED PUT OPTION AGREEMENT

     Amended and Restated Put Option Agreement ("Agreement") effective as of September 30, 2001, between Old Fort Insurance Company, Ltd., a Bermuda company ("Old Fort") and Allmerica Financial Corporation, a Delaware corporation ("AFC").

     WHEREAS, Old Fort and AFC wish to modify the terms of the Put Option Agreement between Old Fort and AFC dated as of September 30, 2001, as now in effect (the "Original Agreement");

     WHEREAS, Old Fort is licensed to engage in insurance and reinsurance business by, among other things, establishing separate accounts for certain insurance or reinsurance contracts entered into, and all collateral agreements, pursuant to Old Fort Insurance Company, Ltd. (Separate Accounts) Act, 1999 ("Act"); and

     WHEREAS, pursuant to the Act, Old Fort has established a separate account ("Separate Account") (as that term is defined in the Act) for the transfer or credit of assets, reserves and other property relating to the Old Fort Retrocession Agreement (recited below) to the Separate Account with the effect that the said assets, reserves and other property should be legally segregated from the general assets of Old Fort and the assets of any other participants to Separate Accounts established in Old Fort.

     WHEREAS, pursuant to the reinsurance agreement dated as of September 30, 2001 ("Reinsurance Agreement") between Lincoln National Reassurance Company ("LNRAC"), an affiliate of Old Fort, and Allmerica Financial Life Insurance and Annuity Company ("Allmerica"), an affiliate of AFC, LNRAC has agreed to reinsure certain of the liability of Allmerica on policies of insurance as more fully described in the Reinsurance Agreement; and

     WHEREAS, pursuant to the retrocession agreement dated as of September 30, 2001 between LNRAC and Lincoln National Reinsurance Company Limited ("Lincoln"), an affiliate of Old Fort (the "Lincoln Retrocession Agreement"), LNRAC ceded the business in the Reinsurance Agreement to Lincoln; and

     WHEREAS, pursuant to the retrocession agreement dated as of September 30, 2001 between Lincoln and Old Fort (the "Old Fort Retrocession Agreement"), Lincoln ceded the business in the Lincoln Retrocession Agreement to Old Fort; and

     WHEREAS, in consideration of the foregoing and other good and valuable consideration, AFC agrees that it will from time to time purchase non-voting Preferred Shares - Class A, of par value U.S. $1.00 per share, the attributes of which are set forth in Exhibit A, issued by Old Fort on behalf of the Separate Account ("Preferred Shares - Class A") in accordance with the Resolutions to be adopted by Old Fort's Board of Directors on November 6, 2001, and upon the terms and conditions set forth in this Agreement, and AFC is willing to enter into this Agreement to purchase the Preferred Shares - Class A upon such terms and conditions.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree to amend and restate the Original Agreement in its entirety as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.1 Settlement Period: any calendar quarter during which the absolute value of the Experience Refund Loss Carry Forward, as defined in the Reinsurance Agreement, plus the total payments previously made by Old Fort for redemption of Preferred Shares - Class A, less the total of all payments previously made by AFC for Preferred Shares - Class A results in a positive number.

1.2 Settlement Amount: for any Settlement Period, equals the absolute value of the Experience Refund Loss Carry Forward plus the total payments previously made by Old Fort for redemption of Preferred Shares - Class A, less the total of all payments previously made by AFC for Preferred Shares - Class A.

                                    ARTICLE 2
                                PREFERRED SHARES

2.1 Purchase of Preferred Shares - Class A

     (a) For each Settlement Period, Old Fort shall have the right to sell, and AFC shall be obligated to purchase, Preferred Shares - Class A in accordance with the terms of this Agreement.

     (b) AFC hereby covenants and agrees that it will, subject to Section 2.1(e), subscribe for and purchase one Preferred Share - Class A within 10 days of receipt from Old Fort of a Notice of Settlement in the form of Exhibit B hereto, and Old Fort covenants and agrees that it will sell the Preferred Share - Class A to AFC for the purchase price calculated in the manner set forth in Section 2.1(d). AFC shall subscribe for the Preferred Shares - Class A by executing the Subscription Agreement attached hereto as Exhibit C.

     (c) Subject to Section 2.1(b), the closing of each purchase and sale of Preferred Shares - Class A will take place at such place and on such date as the parties may agree (the "Closing Date"). AFC will pay the purchase price to Old Fort by wire transfer of immediately available funds in United States Dollars on the Closing Date.

     (d) The purchase price for the Preferred Shares - Class A for any Settlement Period shall be an amount equal to the Settlement Amount for that Settlement Period. The total amount paid by AFC to purchase Preferred

          Shares - Class A for any one Treaty Year, as defined in the Reinsurance Agreement, shall not exceed U.S. $40,000,000.

     (e)  The purchase of any Preferred Share - Class A by AFC is subject to the
          permission  of  the  Bermuda  Monetary   Authority  (Foreign  Exchange
          Control).

2.2 Redemption.

     (a) Within ten (10) days following the date (the "Redemption Date") upon which AFC shall deliver to Old Fort a written request for redemption of all (but not less than all) of the Preferred Shares - Class A then held by AFC (which request shall be accompanied by share certificate(s) representing all such shares, duly endorsed for cancellation), Old Fort shall redeem all shares of Preferred Shares - Class A then held by AFC for a cash payment to AFC (made by wire transfer of immediately available funds in United States dollars) in an amount equal to the Redemption Amount (as hereinafter defined). The Redemption Amount shall be an amount equal to the greater of (i) zero
          (0) and (ii) (A) the cumulative aggregate total of all payments previously made by AFC in respect of the acquisition thereby of Preferred Shares - Class A pursuant to Article 2 hereof, reduced by
          (B) the cumulative aggregate total of all payments previously made by Old Fort for redemption of Preferred Shares - Class A pursuant to this Agreement reduced by (C) the absolute value of the Experience Refund Loss Carryforward plus (D) sixty-five percent (65%) of investment income earned on Separate Account assets, other than any Risk Premium Charges, as defined in the "Form of Retrocession Article" of the Old Fort Retrocession Agreement (hereinafter "Risk Premium Charges"), as shall have been maintained in the Separate Account, each determined as of a date as near as practicable to the Redemption Date. The foregoing shall be without prejudice to AFC's obligation to acquire additional Preferred Shares following any Redemption Date pursuant to Section 2.1 hereof.

     (b) Upon termination of this Agreement in accordance with Section 4.3, all Preferred Shares - Class A then held by AFC shall be redeemed by Old Fort in exchange for a payment by wire transfer of immediately available funds in United States dollars of an amount equal to the cumulative aggregate total of all payments previously made by AFC for Preferred Shares - Class A, less the cumulative aggregate total of all payments previously made by Old Fort for redemption of Preferred Shares - Class A, less the absolute value of the Experience Refund Loss Carryforward prior to reduction in this value for termination payments plus any amounts paid by Allmerica to LNRAC upon termination of the Reinsurance Agreement for the outstanding Experience Refund Loss Carryforward Amount plus sixty-five percent (65%) of investment income earned on Separate Account assets, other than any Risk Premium Charges as shall have been maintained in the Separate Account (the "Termination Amount"). Payment shall be made by Old Fort under this Section 2.2 only upon delivery to Old Fort of the certificates representing the Preferred Shares - Class A being redeemed.

2.3 No Resale. AFC shall not sell, exchange, transfer, assign, pledge, mortgage or hypothecate (whether for or without consideration) the Preferred Shares - Class A.

2.4 No Recourse. The Preferred Shares - Class A issued hereunder are a security which constitutes a separate class of the capital of Old Fort having rights and entitlements and being subject to limitations and restrictions which pertain exclusively to the Separate Account and the assets from time to time credited thereto; and in particular the Preferred Shares - Class A shall have no recourse to the assets of any other Separate Account established by the Company, or to the general assets of Old Fort not credited to any Separate Account, save as may expressly be provided by this Agreement.

2.5 Liquidation. In the event of the liquidation of Old Fort prior to the redemption of any Preferred Shares - Class A, the assets credited to the Separate Account shall (for the avoidance of doubt) be held by the liquidator of Old Fort subject to the terms of this Agreement.

2.6 Other Payments Upon Termination. In the event of termination of this Agreement pursuant to Section 4.3, if all Preferred Shares - Class A have been redeemed pursuant to Section 2.2, then Old Fort shall pay to AFC by wire transfer of immediately available funds in United States dollars an amount equal to the cumulative aggregate total of all payments previously made by AFC for Preferred Shares - Class A, less the cumulative aggregate total of all payments previously made by Old Fort for redemption of Preferred Shares - Class A, less the absolute value of the Experience Refund Loss Carryforward prior to reduction in this value for termination payments plus the aggregate of any amounts paid by Allmerica to LNRAC upon termination of the Reinsurance Agreement for the outstanding Experience Refund Loss Carryforward Amount, plus sixty-five percent (65%) of investment income earned on Separate Account assets, other than any Risk Premium Charges as shall have been maintained in the Separate Account (the "Other Termination Amount").

2.7 Separate Account Investments. Assets held by the Separate Account shall be held in cash and Permitted Cash Equivalents. Permitted Cash Equivalents for this purpose shall mean as selected by Old Fort (i) debt instruments that are United States governmental obligations, commercial paper rated at least P1 by Moody's Investors Services, Inc.("Moody's") (or an equivalent rating from Moody's or any successor rating organization) or at least A1 from Standard and Poor's Corporation ("S&P")") (or an equivalent rating from S&P or any successor rating organization); (ii) certificates of deposit or interest-bearing accounts of any bank or trust company whose debt or the debt of whose parent holding company is rated at least A by Moody's (or an equivalent rating from Moody's or any successor rating organization) or at least A by S&P (or an equivalent rating from S&P or any successor rating organization); (iii) money market mutual funds, substantially all of which assets consist of the items described in clauses (i) or (ii) above and (iv) other investments proposed by Old Fort and approved in advance by AFC or its designee.


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties by the Parties. Each party hereto represents and warrants as follows:

     (a) Due Formation or Incorporation; Authorization of Agreement. Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such party is duly licensed or qualified to do business and is in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Each party has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery and performance of this Agreement has been duly authorized by all necessary action. This Agreement constitutes the legal, valid and binding obligations of such party enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights and general principles of equity.

     b) No Conflict with Restrictions; No Default. Neither the execution, delivery or performance of this Agreement by such party (i) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to such party, (ii) will conflict with, violate, result in a breach of or constitute a default under any of the terms, conditions or provisions of the articles of incorporation, bylaws or partnership agreement of such party, as the case may be, or of any agreement or instrument to which such party is a party or by which such party is or may be bound or to which any of its properties or assets is subject, (iii) will in any material respect conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any interests or rights or require any consent, authorization or approval under any indemnity, mortgage, lease agreement or instrument to which such party is a party or by which such party is or may be bound, or (iv) will result in the creation or imposition of any lien upon any of the properties or assets of such party.

     (c) Governmental Authorizations. Any registration, declaration or notification with, or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority domestic or foreign, that is required in connection with the valid execution, delivery acceptance and performance by such party under this Agreement has been completed, made, or obtained on or before the effective date of this Agreement.

     (d)  Suitability of Investment.

          (i) AFC represents and warrants that it is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act as presently in effect and is acquiring the Preferred Shares - Class A for its own account for investment purposes only and not with a view to the resale or distribution thereof;

          (ii) AFC will not, directly or indirectly, offer, sell, transfer, assign, exchange or otherwise dispose of all or any part of the Preferred Shares - Class A except to Old Fort in accordance with the provisions of this Agreement;

          (iii)AFC has been given the opportunity to obtain information and documents relating to Old Fort and to ask questions of and receive answers from representatives of Old Fort concerning Old Fort and the investment in the Preferred Shares - Class A;

          (iv) AFC has such knowledge and experience in financial, business and tax matters that it can, and it has, adequately analyzed the risks of an investment in the Preferred Shares - Class A and it has determined the Preferred Shares - Class A are a suitable investment for it and that it is able at this time, and in the foreseeable future, to bear the economic risk of a total loss of its investment; and

          (v) AFC is aware that there are substantial risks incident to an investment in the Preferred Shares - Class A.

                                    ARTICLE 4
                                  MISCELLANEOUS

4.1 No registration of Preferred Shares - Class A. AFC is aware that the Preferred Shares - Class A have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), that any offer and issuance of the Preferred Shares - Class A is intended to be exempt from registration under the Securities Act and the rules promulgated thereunder by the United States Securities and Exchange

Commission, and that the Preferred Shares - Class A cannot be offered, sold, assigned, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from such registration is available. AFC is also aware that sales or transfers of the Preferred Shares - Class A are and will be further restricted by state securities laws and that the certificates for the Preferred Shares - Class A will bear appropriate legends restricting their transfer pursuant to applicable laws and this Agreement.

4.2 Financial Statements. AFC shall promptly deliver to Old Fort copies of all of its filings with the United States Securities and Exchange Commission, shareholder communications, and such other information as Old Fort shall reasonably request.

4.3 Termination. This Agreement may be terminated by Old Fort by thirty (30) days written notice to AFC, and the Agreement shall terminate automatically in the event of, and as of the same date as, termination of the Reinsurance
Agreement; provided that AFC's obligations under this Agreement shall not terminate unless and until Allmerica's and LNRAC's obligations under the Reinsurance Agreement, Lincoln's and LNRAC's obligations under the Lincoln Retrocession Agreement, Lincoln's and Old Fort's obligations under the Old Fort Retrocession Agreement, and Old Fort's and AFC's obligations under this Agreement have been fully satisfied.

4.4 Waiver of Defenses. To the extent permitted by law, AFC hereby waives all rights and defenses it may have to avoid its obligations under this Agreement. In particular, the obligations of AFC hereunder shall not be released, discharged or otherwise affected by:

     (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of LNRAC or Allmerica under the Reinsurance Agreement, by operation of law or otherwise;

     (b) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of LNRAC or Allmerica under the Reinsurance Agreement;

     (c) any change in the corporate existence, structure or ownership of LNRAC, Lincoln, Old Fort, Allmerica or AFC or any insolvency, bankruptcy, reorganization or other similar proceeding affecting LNRAC, Lincoln, Old Fort, Allmerica or AFC or any of their respective assets, or any resulting release or discharge of any obligation of LNRAC or Allmerica contained in the Reinsurance Agreement;

     (d) the existence of any claim, set-off or other rights which AFC may have at any time against Old Fort or any other person, whether in connection herewith or any unrelated transactions;

     (e) any invalidity or unenforceability relating to or against LNRAC or Allmerica for any reason under the Reinsurance Agreement or any provision of applicable law or regulation purporting to prohibit the payment by LNRAC or Allmerica of any amount payable by it under the Reinsurance Agreement;

     (f) a determination by any insurance regulatory authority that AFC should have been licensed as an insurer or is otherwise subject to the insurance laws of any such jurisdiction in connection with this Agreement or the transactions contemplated in this Agreement; or

     (g) any other act or omission to act or delay of any kind by any of the parties or any other person or any other circumstance whatsoever which might, but for the provisions of this Section, constitute a legal or equitable discharge of or defense to AFC's obligations hereunder.

4.5 Binding Effect, Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement or the benefits hereof or the obligations hereunder may not be assigned by any party hereto without the prior written consent of the other party hereto.

4.6 Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by either party hereto of any provision hereof will be effective unless set forth in a writing executed by the party so waiving.

4.7 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given when received either by (i) telecopy (the receipt of which is confirmed) or (ii) Express Mail, Federal Express or other courier service, as follows:


If to Old Fort, to it at:

         Address:    1700 Magnavox Way
                     P.O. Box 7808
                     Fort Wayne, IN  46801-7808
         Attention:  President
         Telecopy:   219-455-9040

If to AFC, to it at:

         Address:    440 Lincoln Street
                     Worcester, MA  01653

         Attention:  Mark C. McGivney
                     Vice President and Treasurer
         Telecopy:   508-852-4236

4.8 Counterparts. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each set of counterparts showing execution by all parties will be deemed an original, but all of which will constitute one and the same instrument.

4.9 Further Assurance. Each party hereto agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments, agreements and documents, and to do all such other acts and things, as may be required by law or as may be necessary or advisable to carry out the intent and purposes of this Agreement.

4.10 Rights Cumulative; Waiver. The rights and remedies of the parties hereto will be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy will impair any such right or remedy or operate as a waiver of such right or remedy, nor will any single or partial exercise of any power or right preclude such party's other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder will be deemed a waiver of such party's rights or privileges hereunder or will be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

4.11 Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of Bermuda.

4.12 Arbitration. If AFC and Old Fort cannot mutually resolve a dispute regarding the interpretation or operation of this Agreement, the dispute shall be decided through arbitration as set forth in Exhibit D. The arbitrators shall base their decision on the terms and conditions of this Agreement plus the Reinsurance Agreement, the Lincoln Retrocession Agreement and the Old Fort Retrocession Agreement, rather than solely on a strict interpretation of the applicable law. There shall be no appeal from their decision, except that either party may petition a court having jurisdiction over the parties and the subject matter to reduce the arbitrator's decision to judgment.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

OLD FORT INSURANCE COMPANY, LTD.


By:      /s/ Thomas E. Skillman

Name:    Thomas E. Skillman

Title:   Vice President


ALLMERICA FINANCIAL CORPORATION


By:      /s/ Mark C. McGivney

Name:    Mark C. McGivney

Title:   Vice President

                                    EXHIBIT A

                    ATTRIBUTES OF PREFERRED SHARES - CLASS A


The Preferred Shares - Class A shall have the following rights, restrictions and other attributes:

     1. VOTING

          Except in a case where a class vote is required by law or by the Bye-Laws of Old Fort, the holders of Preferred Shares - Class A shall have no right to vote or to receive notices of or attend at meetings of Old Fort.

     2. DIVIDEND

          The holders of Preferred Shares - Class A shall be not be entitled to receive dividends.

     3. REDEMPTION

          The holders of Preferred Shares - Class A shall enjoy redemption rights as set forth in Article 2 of the Put Option Agreement ("Agreement") of September 30, 2001 between Old Fort and AFC.

     4. RETURN OF CAPITAL

          The holders of Preferred Shares - Class A shall enjoy return of capital rights as set forth in the Agreement.

     5. TRANSFERABILITY

          The Preferred Shares - Class A will be non-transferable in accordance with Article 2 of the Agreement.

     6. OTHER

          The holders of Preferred Shares - Class A shall have no pre-emptive, preferential or other right to purchase, subscribe for or take any other shares of Old Fort, whether now or hereafter authorised, or to purchase, subscribe for or take any other securities or obligations of Old Fort convertible into or carrying an option or right to vote or to purchase any other shares of Old Fort.

                                   EXHIBIT B
                              NOTICE OF SETTLEMENT
                              --------------------


     To:        Allmerica Financial Corporation ("AFC")

     From:      Old Fort Insurance Company, Ltd. ("Old Fort")

     Attention: [   ]

     Date:      [   ]

     Dear Sirs

     Separate Account No. [   ] of Old Fort

     We refer to the Notice of Settlement pursuant to section 2.1(b) of the Put Option Agreement between AFC and Old Fort dated September 30, 2001 (the "Agreement"). Capitalised terms in this Notice have the meanings given to them in the Agreement.

     1. We refer to the Settlement Period for the calendar quarter as follows:
        [     ].

     2. We hereby certify that the Settlement Amount is [ ].

     3. The Settlement Amount has been calculated as follows:

          Experience  Refund  Loss  Carry  Forward                    $[    ]
          plus the total of all payments previously made by Old Fort for redemption of Preferred Shares - Class A

          Less: total of all payments  previously made by AFC         $[    ]
          for Preferred Shares - Class A
                                                                      _______
                          Settlement Amount                           $[    ]
                                                                      =======

     Accordingly we hereby request payment of the Settlement  Amount pursuant to section 2.1(b) of the Agreement.

     The above information is hereby certified true and correct.



     Authorised Signatory
     For and behalf of Old Fort
     Insurance Company, Ltd.

                                    EXHIBIT C

                               SUBSCRIPTION SHEET
                               ------------------

To:      The Directors
         Old Fort Insurance Company, Ltd.
         ("the Company")
_________________________________________________________________________


The undersigned subscriber hereby applies for the allotment to it of the number of Preferred Shares - Class A set opposite its below at a price calculated in accordance with Section 2.1(d) of the Put Option Agreement ("Agreement") as of September 30, 2001 between the Company and Allmerica Financial Corporation which is payable in accordance with Section 2.1 (b) of the Agreement and agrees that this subscription shall be final, binding and unconditional upon allotment; and that the Company need not issue a share certificate therefor until such shares are fully paid.

The undersigned subscriber hereby represents and warrants to, and agrees with, the Company that the representations and warranties as contained in Article 3 of the Agreement remain true and accurate as of the date hereof.

Subscriber                    Number of Shares                       Signature
----------                    ----------------                       ---------


 Bermudian:  No


                                            ____________________________________
                                            Duly authorized for and on behalf of
                                            Allmerica Financial Corporation

                                    EXHIBIT D

Any controversy or claim arising out of or relating to this Agreement will be settled by arbitration.

There must be three (3) arbitrators who must be impartial and must be present or former officers of life insurance or life reinsurance companies other than the parties or their affiliates. Each of the parties will appoint one (1) of the arbitrators and these two (2) arbitrators will select the third (the "Umpire"). In the event that either party should fail to choose an arbitrator within thirty
(30) days following a written request by the other party to do so, the requesting party may choose two (2) arbitrators who will in turn choose an Umpire before entering upon arbitration. If the two (2) arbitrators fail to agree upon the selection of an Umpire within thirty (30) days following their appointment, either party may ask ARIAS-US to appoint the Umpire. However, if ARIAS-US is unable to appoint an Umpire who is impartial and who is or was an officer of a life insurance or life reinsurance company other than the parties or their affiliates, then either party may ask a court to appoint the Umpire pursuant to the Uniform Arbitration Act or any similar statute empowering the court to appoint an arbitrator, in which case the requirement that the Umpire be a present or former officer of a life insurance or life reinsurance company shall be waived.

The arbitrators will decide all matters by majority vote. They will establish the procedural rules for the arbitration and allocate among the parties the expenses of the arbitration. They shall interpret this Agreement as an honorable engagement and are not bound by the strict formalities of law. They are not empowered to assess punitive damages.

The arbitration  panel shall determine all arbitration  schedules and procedural
rules.   Organizational   and  other   meetings  shall  be  held  in  Worcester,
Massachusetts, unless the panel shall select another location.

The award agreed by the arbitrators will be final, and judgement may be entered upon it in any court having jurisdiction.